UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020 (May 13, 2020)

NET 1 UEPS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road

Rosebank, Johannesburg, South Africa
(Address of principal executive offices)          (ZIP Code)

Registrant's telephone number, including area code: +27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

Net 1 UEPS Technologies, Inc., a Florida corporation (the "Company"), entered into a Cooperation Agreement, dated as of May 13, 2020 (the "Agreement"), with VCP (Proprietary) Limited ("VCP").

Pursuant to the Agreement, on or before May 21, 2020, the Board of Directors of the Company (the "Board") has agreed to take all necessary actions to: (A) set the size of the Board at twelve (12) members; and (B) appoint Mr. Antony Ball (the "New Nominee") as a director of the Company and as a member of the Remuneration Committee of the Board. In connection therewith, the Company has agreed, subject to certain limitation set forth in the agreement, to (A) include the New Nominee in its slate of nominees for election to the Board at its 2020 annual meeting of shareholders and 2021 annual meeting of shareholders (the "2021 Annual Meeting") or at any special meeting of the shareholders of the Company at which directors are to be elected to be held prior to the business day immediately following the 2021 Annual Meeting (the "Termination Date") and at which the seat held by the New Nominee is subject to election and (B) recommend that the Company's shareholders vote in favor of the election of the New Nominee at each such meeting.

From the date of the Agreement until the Termination Date (the "Standstill Period"), if the New Nominee is unable or unwilling to serve as a director (including as a result of not being elected at any annual meeting), resigns as a director or is removed as a director and so long as VCP continuously beneficially owns in the aggregate at least 5.0% of the Company's then outstanding common stock (the "Minimum Ownership Threshold"), VCP has the right to recommend a substitute person to replace the New Nominee. During the Standstill Period, in addition to its rights relating the appointment of the New Nominee, VCP is entitled to designate one observer to the Board.

The Company will be relieved of its obligations with respect to the Board matters described above in the event that VCP ceases to be the beneficial owner of common stock equal to at least the Minimum Ownership Threshold.

With respect to the shares of the Company's capital stock owned by VCP and its affiliates, as more thoroughly described in the Agreement, VCP has agreed that, among other things, from and after the date of the Agreement through and until December 1, 2020, it will not, and it will not permit any controlling and controlled affiliate of VCP to, directly or indirectly, (A) nominate any person for election at an annual or special meeting of shareholders, (B) submit any proposal for consideration at, or bring any other business before any annual or special meeting of shareholders, (C) initiate, encourage or participate in any "withhold" or similar campaign with respect to any annual or special meeting of shareholders, (D) disclose publicly any disagreement with any decisions or actions made by the Board, (E) solicit any proxies or consents with respect to securities of the Company in opposition to the recommendation or proposal of the Board, or seek to influence any other person with respect to the voting of its securities of the Company or grant a proxy with respect to voting of any securities of the Company, (F) seek or encourage any person to submit nominations in furtherance of a contested solicitation or (G) (1) call or seek to call or request the call of any meeting of shareholders or (2) seek representation on the Board or the removal of any member of the Board (in each instance, except as expressly provided in the Agreement).

Pursuant to the Agreement, during the Standstill Period, except following approval of the Board, VCP has agreed that neither it nor its affiliates will purchase or cause to be purchased or otherwise acquire (i) beneficial ownership of any common stock or other securities of the Company (other than securities issued pursuant to a plan established by the Board for members of the Board or a stock split, stock dividend or similar corporate action initiated by the Company with respect to any securities beneficially owned by VCP), if immediately after the taking of such action, VCP together with its controlled and controlling affiliates would, in the aggregate, beneficially own more than 19.9% of the then outstanding shares of common stock, or (ii) interests in any of the Company's indebtedness.

Additionally, VCP agrees, among other things, that during the Standstill Period, neither it nor any of its controlling or controlled Affiliates will, and it will cause each of its controlling or controlled Affiliates not to, directly or indirectly, (i) form, join in or in any way participate in any "partnership, limited partnership, syndicate or other group", including, without limitation, a "group" each as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") with any person or entity other than the New Nominee, with respect to any securities of the Company owned as of the date of the Agreement or subsequently acquired in accordance with the Agreement, (ii) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of the Company or any rights or options to acquire any such assets or business from any person, in each case other than securities of the Company or (iii) seek, propose or make any statement with respect to, or solicit, negotiate with, or provide any information to any person with respect to, a merger, consolidation, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of assets or securities, dissolution, liquidation, reorganization, change in structure or composition of the Board, change in the executive officers of the Company, change in capital structure, recapitalization, dividend, share repurchase or similar transaction involving the Company, its subsidiaries or its business, whether or not any such transaction involves a change of control of the Company.

The Agreement will terminate on the Termination Date or such other date established by mutual written agreement of the parties to the Agreement.

A copy of the Agreement is attached hereto as Exhibit 10.1, and the description above is not complete and is qualified in its entirety by the full text of the Agreement as attached and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the unanimous written consent of the Board, dated as of May 13, 2020, the Board appointed Mr. Ali Mazanderani and Mr. Jabu Mabuza as directors of the Company, which appointments shall become effective as of May 15, 2020. There are no family relationships between Mr. Mazanderani and any directors or officers of the Company nor between Mr. Mabuza and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and either of Mr. Mazanderani and Mr. Mabuza that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In accordance with the provisions of the Agreement (as defined in Item 1.01), and pursuant to the unanimous written consent of the Board, dated as of May 13, 2020, the Board appointed Mr. Antony Ball as a director of the Company and a member of the Remuneration Committee of the Board, which appointments shall become effective on May 21, 2020. There are no family relationships between Mr. Ball and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Ball that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Mazanderani, Mr. Mabuza and Mr. Ball will each be entitled to compensation on the same basis as the other non-executive directors of the Company.

In connection with Mr. Mazanderani, Mr. Mabuza and Mr. Ball's appointments to the Board, the Company has entered into (i) an independent director agreement (the "Independent Director Agreement"), providing for, among other things, the terms of each director's service, compensation and liability, and (ii) an indemnification agreement (the "Indemnification Agreement"), providing each director with customary indemnification, the terms of which are identical in all material respects to the agreements that the Company previously entered into with its directors, and were filed with the Securities and Exchange Commission as Exhibit 10.5 to the Company's Annual Report on Form 10-K, dated as of August 24, 2017, and Exhibit 10.32. to the Company's Annual Report on Form 10-K, dated as of August 25, 2016.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the provisions of the Agreement (as defined in Item 1.01) to set the size of the Board at twelve (12) members, and pursuant to the unanimous written consent of the Board, dated as of May 13, 2020, the Board approved the proposal to amend the Amended and Restated Bylaws of the Company (the "Bylaws") by deleting the word "ten" in Section 4.02(1) and replacing it with the word "twelve" such that Section 4.02(1) of the Bylaws, as so amended, reads in its entirety: "The Board shall consist of not less than one nor more than twelve individuals."

The foregoing description is qualified in its entirety by reference to the Bylaws, as so amended, a copy of which is filed as Exhibit 3.2 hereto and incorporated by reference.

Item 7.01. Regulation FD Disclosure.

On May 14, 2020, the Company issued a press release announcing the appointment of the directors as described in Item 5.02 above. A copy of the Company's press release is attached hereto as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be "filed" for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated May 13, 2020, by and between Net 1 UEPS Technologies, Inc. and VCP (Proprietary) Limited.

3.2	Amended and Restated Bylaws of Net 1 UEPS Technologies, Inc.

99.1	Press Release, dated May 14, 2020, issued by Net 1 UEPS Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.
Date: May 14, 2020	By: /s/ Alex M.R. Smith Name: Alex M.R. Smith Title: Chief Financial Officer